UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2013

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October  24, 2013,  Broadwind Energy, Inc. (the “Company”) and Jesse E. Collins, Jr., Executive Vice President and Chief Operating Officer of the Company, entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Mr. Collins’ employment with the Company will terminate as of the close of business on December 31, 2013, or such earlier date as determined by the Company’s Board of Directors or Chief Executive Officer (but in any event no earlier than November 24, 2013) (the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Collins will receive a cash severance benefit of $251,384, a lump sum payment under the Company’s Executive Short-Term Incentive Plan (the “STIP”) of $33,180, and outplacement services for a period of 12 months.  The cash severance benefit shall be paid in substantially equal installments in accordance with the Company’s normal payroll practices and schedule over the eighteen (18) month period following the Separation Date, with the first installment to be paid within ninety (90) days following the Separation Date.  The STIP payment shall be paid at the same time that other participants in the STIP receive their  2013 STIP payments (but in any event no later than March 15, 2014).  In addition,  pursuant to the Separation Agreement, 40,334 unvested restricted stock units (“RSUs”) previously granted to Mr. Collins by the Company vested on October 24, 2013.  Under the terms of the underlying restricted stock unit award agreements, such RSUs would have been forfeited upon the Separation Date.  Under the Separation Agreement, the payment of the cash severance benefit and the STIP payment is conditioned upon Mr. Collins’ execution of a release in favor of the Company and Mr. Collins remains bound by the restrictive covenants set forth in his Amended and Restated Employment Agreement, dated as of December 17, 2012, including restrictive covenants relating to non-interference with Company employees, non-competition and confidentiality.

The foregoing summary of the Separation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the actual Separation Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Separation Agreement dated as of October 24, 2013, by and between Broadwind Energy, Inc. and Jesse E. Collins, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

October 28, 2013	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation Agreement dated as of October 24, 2013, by and between Broadwind Energy, Inc. and Jesse E. Collins, Jr.